Exhibit 99.1

SHOALS TECHNOLOGIES GROUP, INC. ANNOUNCES KEY EXECUTIVE APPOINTMENTS

– Promotions Demonstrate Depth of Leadership Experience –

– Appointments Strengthen Executive Team –

PORTLAND, TN. – December 13, 2022 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage, and electric vehicle charging infrastructure, today announced the appointments of Jeff Tolnar, Ben Macias and Jessica Uecker to President, Chief Revenue Officer (CRO) and Chief Human Resources Officer (CHRO), respectively, effective December 19, 2022.

As Senior Vice President, Electric Vehicle (EV) solutions since April 2021, Mr. Tolnar has been responsible for expanding Shoals’ industry-leading solar EBOS solutions into the global EV market to enable more economical, efficient and higher quality EV charging infrastructure deployments. Over the course of his career, Mr. Tolnar has held senior officer positions within Fortune 100 companies, co-founded four start-ups, was part of three successful company exits and experienced five company acquisitions. Prior to his experience in the eMobility space, Mr. Tolnar focused on smart edge devices as part of the Internet of Things. As President, he will be responsible for overseeing the day-to-day sales and engineering operations of the Company and ensuring milestones are met in alignment with the company’s strategic goals.

As Senior Vice President of Sales and Marketing for Shoals since January 2021, Mr. Macias has been responsible for sales, marketing, and developing go-to-market strategies for international markets. A seasoned solar industry veteran with more than a decade of experience in electrical and structural balance of systems components, he also works cross-functionally with engineering to develop and bring new products to market. As CRO, Mr. Macias will work to connect different revenue-related functions, from marketing to sales, customer success, pricing, and revenue operations to further improve Shoals’ sales performance and ensure customer satisfaction.

As Senior Vice President, Human Resources since June 2021, Ms. Uecker has overseen Shoals’ human resources function leveraging her more than 20 years of extensive HR experience. Ms. Uecker provides a diverse background in both Fortune 500 companies and high growth, agile smaller companies, and has held leadership positions in center of excellence, corporate, business unit and field HR roles. As CHRO, Ms. Uecker will be responsible for overseeing all HR matters for Shoals, including developing and implementing recruiting and retention strategies to ensure a strong pipeline of future talent, promoting diversity and inclusion in the workplace, and advancing the Company’s status as an equal opportunity employer.

“Shoals is proud to appoint Jeff Tolnar, Ben Macias and Jessica Uecker to the positions of President, CRO and CHRO,” said Jason Whitaker, Chief Executive Officer of Shoals Technologies. “Their efforts in building out their respective teams and expanding our customer reach have been instrumental in Shoals’ industry outperformance. The appointments of Jeff, Ben and Jessica reflect both their past contributions, but more important, our confidence in their ability to drive Shoals’ continued success as we move ahead.”

About Shoals Technologies Group, Inc.

Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (EBOS) solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 20 GW of solar systems globally. For additional information, please visit: https://www.shoals.com.

Contacts

Investors:

Email: investors@shoals.com

Phone: 615-323-9836

Media:

Email: media@shoals.com

Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning the new officers’ potential contributions, our possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include changes to Jason Whitaker’s, our Chief Executive Officer, circumstances, inability to find a new Chief Executive Officer, the impact of the announcement of the Chief Executive Officer succession and other officer appointments or departures on the Company’s stock and its employees, suppliers and customers, and other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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